Exhibit 21

                 SUBSIDIARIES OF THE REGISTRANT


The following is a listing of the subsidiaries of the Registrant:


                                                      Jurisdiction of
                                                       Organization
                                                       ------------
  Energetics Incorporated                                Maryland
  Human Resource Systems, Inc.                           Delaware
  Ship Remediation and Recycling, Inc.                   Delaware
  VSE Services International, Inc.                       Delaware






















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